STATE OF NEVADA

ROSS MILLER
Secretary of State

SCOTT W. ANDERSON
Deputy Secretary
for Commercial Recordings

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701-4069
Telephone (775) 684-5708
Fax (775) 684-7138

JOSEPH PITTERA
EARTH SCIENCE TECH, INC.

NV

Job:C20140306-1160
March 6, 2014

Special Handling Instructions:
03-06-14 FSC/AMEND/EXP/EMAIL/ALF

Charges

Description	Document Number	Filing Date/Time	Qty	Price	Amount
Amendment	20140169230-58	3/6/2014 10:20:56 AM	1	$175.00	$175.00
24 Hour Expedite	20140169230-58	3/6/2014 10:20:56 AM	1	$125.00	$125.00
Business License	20140169230-58	3/6/2014 10:20:56 AM	1	$0.00	$0.00
Total					$300.00

Payments

Type	Description	Amount
Credit	152099|14030614370677	$300.00
Total		$300.00

Credit Balance: $0.00

Job Contents:

File Stamped Copy(s):	1
Business License(s):	1

JOSEPH PITTERA
EARTH SCIENCE TECH, INC.

NV

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

090203

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the office of	Document Number 20140169230-58
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 03/06/2014 10:20 AM
	Entity Number E0189502010-2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
ULTIMATE NOVELTY SPORTS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)
ARTICLE I - THE NAME OF THIS CORPORATION SHALL BE EARTH SCIENCE TECH, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: March 07, 2014 Time: 5:00 p.m.
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

EARTH SCIENCE TECH, INC.

Nevada Business Identification # NV20101299718

Expiration Date: April 30, 2014

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

This license shall be considered valid until the expiration date listed above unless suspended or revoked in accordance with Title 7 of Nevada Revised Statutes.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on March 6, 2014

ROSS MILLER
Secretary of State

This document is not transferable and is not issued in lieu of any locally-required business license, permit or registration.

Please Post in a Conspicuous Location

You may verify this Nevada State Business License online at www.nvsos.gov under the Nevada Business Search.